Exhibit 10.14

BRILLIANT ACQUISITION

99 Dan Ba Road C-9 | Putuo | Shanghai | China | Tel.: (86) 021-80125497

Nisun Investment Holding Limited

99 Dan Ba Road, C-9 Putuo District,

Shanghai, Peoples

Republic of China 200062

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Brilliant Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Nisun Investment Holding Limited (“Nisun”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 99 Dan Ba Road, C-9 Putuo District, Shanghai, Peoples, Republic of China 200062, (or any successor location) in return for the indirect benefit of supporting the business of the Company as one of its shareholders.

Nisun hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Very truly yours,

BRILLIANT ACQUISITION CORPORATION

By:
Name:	Dr. Peng Jiang
Title:	Chief Executive Officer and Chief Financial Officer

AGREED TO AND ACCEPTED BY:

NISUN INVESTMENT HOLDING LIMITED

By:
Name:	Bodang Liu
Title:	Sole Director